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                                                                 Exhibit 23.1

To the Board of Directors and Stockholders
Jordan American Holdings, Inc. and Subsidiaries


We consent to incorporation by reference in the registration statements
(Nos. 33-80690 and 33-82552) on Form S-8 and the registration statement on Form S-3 that is Post-Effective Amendment No. 4 to the registration statement (No. 33-31234) on Form S-1 of Jordan American Holdings, Inc. of our report dated February 9, 1998, except for Note 10 as to which the date is March 20, 1998, relating to the consolidated balance sheets of Jordan American Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in Jordan American Holdings, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.



                                 /s/ Arthur F. Bell, Jr. & Associates, L.L.C.
                                 ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
                                 CERTIFIED PUBLIC ACCOUNTANTS



March 26, 1998
Lutherville, Maryland